EXHIBIT 24.3.4.

                                   CONSENT OF

                              SPICER JEFFRIES, LLP

                             DATED NOVEMBER 24, 2003

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                                                      [LOGO]Spicer, Jeffries LLP
                                                    Certified Public Accountants

                                                        5251 SOUTH QUEBEC STREET
                                                     GREENWOOD VILLAGE, CO 80111
                                                       TELEPHONE: (303) 753-1959
                                                             FAX: (303) 753-0338
                                                          www.spicerjeffries.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We hereby consent to the use in the Registration Statement of MSTG Solutions, Inc., on Form SB-2 Amendment No. 4, of our report dated October 17, 2003, accompanying the financial statements of MSTG Solutions, Inc. as of July 31, 2003 and the year then ended which is part of the Registration Statement and to the reference to us under the heading "Experts" in such Registration Statement.


                                                         /s/ Spicer Jeffries LLP

Greenwood Village, Colorado
November 24, 2003